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                                                                      EXHIBIT 99

                                  EXHIBIT INDEX

Exhibit
No.               Description of Exhibit

3(i).1 Second Restated Certificate of Incorporation filed June 5, 1985 is incorporated herein by reference to Exhibit (3i)(a) to the Form 10-K filed for the fiscal year ended January 28, 1995.

3(i).2 Certificate of Amendment of Second Restated Certificate of Incorporation filed June 3, 1986 is incorporated herein by reference to Exhibit (3i)(b) to the Form 10-K filed for the fiscal year ended January 28, 1995.

3(i).3 Certificate of Amendment of Second Restated Certificate of Incorporation filed June 2, 1987 is incorporated herein by reference to Exhibit (3i)(c) to the Form 10-K filed for the fiscal year ended January 28, 1995.

3(i).4 Certificate of Amendment of Second Restated Certificate of Incorporation filed June 20, 1989 is incorporated herein by reference to Exhibit (3i)(d) to the Form 10-K filed for the fiscal year ended January 28, 1995.

3(i).5 Certificate of Designations, Preferences and Rights of Series E Cumulative Convertible Preferred Stock is incorporated herein by reference to Exhibit 10.2 of the Form 8-K dated November 17, 1995.

3(ii).1 The by-laws of the Company, as amended, are incorporated herein by reference to Exhibit (3ii)(a) to the Form 10-K filed for the fiscal year ended January 28, 1995.

4.1 Credit Agreement dated as of November 17, 1995 among The First National Bank of Chicago, Bank of America Illinois, The Bank of New York, and Pearl Street L.P., as co-arrangers, the other financial institution parties thereto, and the Company is incorporated by reference to the Current Report on Form 8-K dated November 17, 1995.

            Each other instrument relates to securities the total amount of which does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. The Company agrees to furnish to the Securities and Exchange Commission copies of each
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         such instrument not otherwise filed herewith or incorporated herein by reference.

10.2 The Employment Agreement dated as of January 26, 1997 with Bernard Cammarata is filed herewith. *

10.3 The Amended and Restated Employment Agreement dated as of February 1, 1995 with Richard Lesser is incorporated herein by reference to Exhibit (10)(e) to the Form 10-K for the fiscal year ended January 28, 1995. The Amendment dated as of April 7, 1997 to the Amended and Restated Employment Agreement dated as of February 1, 1995 with Richard Lesser is filed herewith. *

10.4 The Amended and Restated Employment Agreement dated as of February 1, 1995 with Donald G. Campbell is incorporated herein by reference to Exhibit (10)(f) to the Form 10-K filed for the fiscal year ended January 28, 1995. The Amendment dated as of April 7, 1997 to the Amended and Restated Employment Agreement dated as of February 1, 1995 with Donald G. Campbell is filed herewith. *

10.5 The Management Incentive Plan, as amended, is incorporated herein by reference to Exhibit 10(g) to the Form 10-K filed for the fiscal year ended January 29, 1994. *

10.6 The 1982 Long Range Management Incentive Plan, as amended, is incorporated herein by reference to Exhibit 10(h) to the Form 10-K filed for the fiscal year ended January 29, 1994. *

10.7 The 1986 Stock Incentive Plan as amended through April 9, 1997 is filed herewith. *

10.8 The TJX Companies, Inc. Long Range Performance Incentive Plan, as amended, is incorporated herein by reference to Exhibit 10(j) to the Form 10-K filed for the fiscal year ended January 29, 1994. *

10.9 The General Deferred Compensation Plan, as amended, is incorporated herein by reference to Exhibit 10(n) to the Form 10-K filed for the fiscal year ended January 27, 1990. *

10.10 The Supplemental Executive Retirement Plan, as amended, is incorporated herein by reference to Exhibit 10(l) to the Form 10-K filed for the fiscal year ended January 25, 1992. *
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10.11       The 1993 Stock Option Plan for Non-Employee Directors is
            incorporated herein by reference to Exhibit 10.1 to the Form 10-Q filed for the quarter ended May 1, 1993. *

10.12 The Retirement Plan for Directors, as amended, is incorporated herein by reference to Exhibit 10.2 to the Form 10-Q filed for the quarter ended May 1, 1993. *

10.13 The form of Indemnification Agreement between the Company and each of its officers and directors is incorporated herein by reference to
            Exhibit 10(r) to the Form 10-K filed for the fiscal year ended January 27, 1990. *

10.14 The Trust Agreement dated as of April 8, 1988 between the Company and State Street Bank and Trust Company is incorporated herein by reference to Exhibit 10(y) to the Form 10-K filed for the fiscal year ended January 30, 1988. *

10.15 The Trust Agreement dated as of April 8, 1988 between the Company and Shawmut Bank of Boston, N.A. is incorporated herein by reference to Exhibit 10(z) to the Form 10-K filed for the fiscal year ended January 30, 1988. *

10.16 Stock Purchase Agreement dated as of October 14, 1995 between the Company and Melville Corporation is incorporated herein by reference to the Current Report on Form 8-K dated October 14, 1995.

10.17 Amendment Number One dated as of November 17, 1995 to the Stock Purchase Agreement dated as of October 14, 1995 between the Company and Melville Corporation is incorporated herein by reference to the Current Report on Form 8-K dated November 17, 1995.

10.18 Transitional Services Agreement dated as of November 17, 1995 between the Company and Melville Corporation is incorporated herein by reference to the Current Report on Form 8-K dated November 17, 1995.

10.19 Amendment Number Two dated as of February 1, 1996 to Stock Purchase Agreement and Transitional Services Agreement between the Company and Melville Corporation is incorporated herein by reference to the Form 10-K filed for the fiscal year ended January 27, 1996.
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10.20       Standstill and Registration Rights Agreement dated as of November
            17, 1995 between the Company and Melville Corporation is incorporated herein by reference to the Form 10-K filed for the fiscal year ended January 27, 1996.

10.21 Asset Purchase Agreement dated as of October 18, 1996 between the Company and Brylane, L.P. is incorporated herein by reference to the Current Report on Form 8-K dated October 18, 1996.

10.22 The Distribution Agreement dated as of May 1, 1989 between the Company and Waban Inc. is incorporated herein by reference to
            Exhibit 3 to the Company's Current Report on Form 8-K dated June 21, 1989. The First Amendment to Distribution Agreement dated as of April 18, 1997 between the Company and Waban Inc. is filed herewith.

10.23 The Indemnification Agreement dated as of April 18, 1997 by and between the Company and BJ's Wholesale Club, Inc. is filed herewith.

11          Statement re computation of per share earnings.

            This statement is filed herewith.

13          Annual Report to security holders.

            Portions of the Annual Report to Stockholders for the fiscal year ended January 25, 1997 are filed herewith.

21          Subsidiaries.

            A list of the Registrant's subsidiaries is filed herewith.

23          Consents of experts and counsel.

            The Consent of Coopers & Lybrand L.L.P. is contained on Page F-3 of the Financial Statements filed herewith.

24          Power of Attorney.

            The Power of Attorney given by the Directors and certain Executive Officers of the Company is filed herewith.

*  Management contract or compensatory plan or arrangement.